                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15 (D) OF THE SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of earliest event reported): March 6, 2000


                         NORTHSTAR HEALTH SERVICES, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          DELAWARE                        0-21752              25-1697152
----------------------------      ---------------------    -------------------
(State or other jurisdiction      (Commission File No.)      (IRS Employer
     of Incorporation)                                     Identification No.)

665 PHILADELPHIA STREET, INDIANA, PENNSYLVANIA                     15701
----------------------------------------------                   ----------
   (Address of principal executive offices)                      (Zip Code)



       Registrant's telephone number including area code:    (724) 349-7500
                                                         ----------------------




                                 Not Applicable
          ------------------------------------------------------------
          (Former name or former address, if changed from last report)

ITEM 5.  OTHER EVENTS

Possible Merger

The registrant has signed a non-binding letter of intent for a possible merger. The transaction contemplates the purchase of all issued and outstanding common stock of the Company. The total purchase consideration to be paid would not exceed $36 million. The purchase consideration would first be used to satisfy the Company's senior debt obligations with Cerberus Capital Management, L.L.C., for itself and as agent for Bear Stearns & Company, subordinated debt obligations to Thomas W. Zaucha, the Company's Chairman and CEO, and the Zaucha Family Limited Partnership and certain other liabilities of the Company, upon such terms and conditions as may be agreed to by the parties. The remaining consideration would be distributed pro-rata to the shareholders of the Company, although that amount is not determinable at this time, due to ongoing negotiations. Mr. Zaucha would continue in an active senior management position following any implementation of the possible merger and would have the opportunity to receive supplemental compensation based on the Company's performance.

The Company has agreed to pay a $1,800,000 termination fee in the event that it elects to terminate negotiations under the non-binding letter of intent and enter into and consummate a merger or acquisition with a third party.

The possible merger is subject to due diligence investigation by all parties, the negotiation and execution of a definitive agreement, which would contain customary conditions precedent to the closing of the possible merger, and the procurement of necessary financing. The possible merger would require the approval of each party's respective Boards of Directors and the approval of the shareholders of the Company. The Company will retain the services of an independent financial advisor to provide a fairness opinion related to the possible merger.



ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

         (a)   Financial Statements of businesses being acquired:   None.

         (b)   Pro Forma financial information:   None.

         (c)   Exhibits:

(99.1)   Press Release, dated March 4, 2000, issued by the Company.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                            Northstar Health Services, Inc.


                            /s/ Thomas W. Zaucha
                            ---------------------------------------------------
                            Name:  Thomas W. Zaucha
                            Title: Chairman, CEO, President and Director
                                     (Principal Executive Officer)



                            /s/ James R. Martin
                            ---------------------------------------------------
                            Name:  James R. Martin
                            Title: Executive Vice President, Chief Financial
                                   Officer, Treasurer and Director
                                   (Principal Accounting and Financial Officer)



 March 6,  2000